Exhibit 99.3
SIGNATURE OFFICE REIT, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	March 31, 2015	December 31, 2014
Assets:
Real estate assets, at cost:
Land	$55,733,041	$55,733,041
Buildings and improvements, less accumulated depreciation of $52,911,576 and $51,212,159 as of March 31, 2015 and December 31, 2014, respectively	383,408,465	387,731,127
Intangible lease assets, less accumulated amortization of $26,941,822 and $25,726,318 as of March 31, 2015 and December 31, 2014, respectively	33,625,392	36,188,591
Construction in progress	13,770	13,770
Total real estate assets	472,780,668	479,666,529
Cash and cash equivalents	4,931,948	5,059,952
Tenant receivables, net of allowance for doubtful accounts of $319,376 and $158,654 as of March 31, 2015 and December 31, 2014, respectively	14,633,923	14,098,561
Prepaid expenses and other assets	1,154,536	1,254,619
Deferred financing costs, less accumulated amortization of $4,616,805 and $4,340,323 as of March 31, 2015 and December 31, 2014, respectively	1,048,031	1,324,513
Intangible lease origination costs, less accumulated amortization of $9,143,644 and $9,314,242 as of March 31, 2015 and December 31, 2014, respectively	15,460,850	16,402,544
Deferred lease costs, less accumulated amortization of $2,389,062 and $2,149,853 as of March 31, 2015 and December 31, 2014, respectively	11,033,107	6,784,817
Investments in development authority bonds	115,000,000	115,000,000
Total assets	$636,043,063	$639,591,535

Liabilities:
Line of credit	$59,250,000	$56,000,000
Notes payable	100,000,000	100,000,000
Accounts payable and accrued expenses	6,862,975	9,134,243
Accrued capital expenditures and deferred lease costs	2,858,972	86,625
Deferred income	5,190,675	5,150,410
Intangible lease liabilities, less accumulated amortization of $926,417 and $839,856 as of March 31, 2015 and December 31, 2014, respectively	871,957	958,518
Obligations under capital leases	115,000,000	115,000,000
Total liabilities	290,034,579	286,329,796

Commitments and Contingencies (Note 5)

Stockholders' Equity:
Common stock, $0.01 par value; 1,000,000,000 shares authorized; 20,473,024 shares issued and outstanding	204,730	204,730
Additional paid-in capital	453,828,351	453,828,351
Cumulative distributions in excess of earnings	(107,907,065)	(101,119,778)
Accumulated other comprehensive income (loss)	(117,532)	348,436
Total stockholders' equity	346,008,484	353,261,739
Total liabilities and stockholders' equity	$636,043,063	$639,591,535
See accompanying notes.

SIGNATURE OFFICE REIT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	(Unaudited)
	Three Months Ended
	March 31,
	2015	2014
Revenues:
Rental income	$12,354,063	$13,350,268
Tenant reimbursements	5,465,979	5,161,539
Other property income	433,207	29,168
	18,253,249	18,540,975
Expenses:
Property operating costs	6,647,708	6,403,750
Asset and property management fees	253,184	274,947
Depreciation	4,595,705	4,448,170
Amortization	2,879,842	2,759,098
General and administrative	1,681,513	1,579,128
	16,057,952	15,465,093
Real estate operating income	2,195,297	3,075,882
Other income (expense):
Interest expense	(2,989,206)	(3,091,152)
Interest and other income	1,725,098	1,730,157
	(1,264,108)	(1,360,995)
Income before income tax expense	931,189	1,714,887
Income tax expense	(41,090)	(35,068)
Net income	$890,099	$1,679,819

Per-share net income – basic and diluted	$0.04	$0.08
Weighted-average common shares outstanding – basic and diluted	20,473,024	20,435,361
See accompanying notes.

SIGNATURE OFFICE REIT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	(Unaudited)
	Three Months Ended
	March 31,
	2015	2014
Net income	$890,099	$1,679,819
Other comprehensive loss:
Market value adjustment to interest rate swap	(465,968)	(5,008)
Comprehensive income	$424,131	$1,674,811
See accompanying notes.

SIGNATURE OFFICE REIT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
FOR THE THREE MONTHS ENDED MARCH 31, 2015 AND 2014 (UNAUDITED)

	Common Stock		Additional Paid-In Capital	Cumulative Distributions in Excess of Earnings	Redeemable Common Stock	Accumulated Other Comprehensive Income (Loss)	Total Stockholders' Equity
	Shares	Amount
Balance, December 31, 2014	20,473,024	$204,730	$453,828,351	$(101,119,778)	$—	$348,436	$353,261,739
Distributions to common stockholders ($0.38 per share)	—	—	—	(7,677,386)	—	—	(7,677,386)
Net income	—	—	—	890,099	—	—	890,099
Market value adjustment to interest rate swap	—	—	—	—	—	(465,968)	(465,968)
Balance, March 31, 2015	20,473,024	$204,730	$453,828,351	$(107,907,065)	$—	$(117,532)	$346,008,484

	Common Stock		Additional Paid-In Capital	Cumulative Distributions in Excess of Earnings	Redeemable Common Stock	Accumulated Other Comprehensive Income	Total Stockholders' Equity
	Shares	Amount
Balance, December 31, 2013	20,443,176	$204,432	$452,981,513	$(76,492,911)	$(3,988,217)	$642,976	$373,347,793
Issuance of common stock	157,299	1,573	3,734,285	—	—	—	3,735,858
Redemption of common stock	(113,283)	(1,133)	(2,566,624)	—	—	—	(2,567,757)
Decrease in redeemable common stock	—	—	—	—	1,158,095	—	1,158,095
Distributions to common stockholders ($0.38 per share)	—	—	—	(7,646,192)	—	—	(7,646,192)
Other offering costs	—	—	(97)	—	—	—	(97)
Net income	—	—	—	1,679,819	—	—	1,679,819
Market value adjustment to interest rate swap	—	—	—	—	—	(5,008)	(5,008)
Balance, March 31, 2014	20,487,192	$204,872	$454,149,077	$(82,459,284)	$(2,830,122)	$637,968	$369,702,511
See accompanying notes.

SIGNATURE OFFICE REIT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	(Unaudited)
	Three Months Ended
	March 31,
	2015	2014
Cash Flows from Operating Activities:
Net income	$890,099	$1,679,819
Adjustments to reconcile net income to net cash provided by operating activities:
Straight-line rental income	(412,773)	(562,413)
Noncash other property income	(160,000)	—
Depreciation	4,595,705	4,448,170
Amortization	3,686,752	3,478,886
Noncash interest expense	276,482	301,482
Changes in assets and liabilities, net of acquisitions:
Increase in other tenant receivables	(122,589)	(20,389)
Increase in prepaid expenses and other assets	(250,591)	(12,932)
Decrease in accounts payable and accrued expenses	(2,388,800)	(1,613,791)
Increase (decrease) in deferred income	40,265	(70,426)
Net cash provided by operating activities	6,154,550	7,628,406

Cash Flows from Investing Activities:
Additions to real estate assets and other capital expenditures	(52,873)	(22,856)
Deferred lease costs paid	(1,802,295)	(50,159)
Net cash used in investing activities	(1,855,168)	(73,015)

Cash Flows from Financing Activities:
Proceeds from lines of credit and notes payable	4,250,000	750,000
Repayments of lines of credit and notes payable	(1,000,000)	(2,250,000)
Issuance of common stock	—	3,735,858
Redemptions of common stock	—	(2,567,757)
Distributions paid to stockholders	(7,677,386)	(3,910,334)
Distributions paid to stockholders and reinvested in shares of our common stock	—	(3,735,858)
Other offering costs paid	—	(97)
Net cash used in financing activities	(4,427,386)	(7,978,188)
Net change in cash and cash equivalents	(128,004)	(422,797)
Cash and cash equivalents, beginning of period	5,059,952	7,394,979
Cash and cash equivalents, end of period	$4,931,948	$6,972,182
See accompanying notes.

SIGNATURE OFFICE REIT, INC. AND SUBSIDIARIES
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2015 (unaudited)

1.	Organization
Signature Office REIT, Inc. ("Signature Office REIT") is a Maryland corporation that has elected to be taxed as a real estate investment trust ("REIT") for federal income tax purposes and engages in the acquisition and ownership of commercial real estate properties. Signature Office REIT's stock is not listed on a national securities exchange. Signature Office REIT was formed in 2007 and commenced operations in 2010. Substantially all of Signature Office REIT's business is conducted through Signature Office Operating Partnership, L.P. ("Signature Office OP"), a Delaware limited partnership. Signature Office REIT is the sole general partner of Signature Office OP. Signature Office Income Holdings, LLC ("Signature Office Holdings"), a Delaware limited liability company, is the sole limited partner of Signature Office OP. Signature Office REIT owns 100% of the interests of Signature Office Holdings and possesses full legal control and authority over the operations of Signature Office OP and Signature Office Holdings. References to Signature Office REIT herein shall include Signature Office REIT and its subsidiaries, including Signature Office OP, and Signature Office Holdings, unless stated otherwise.
Signature Office REIT operates a diversified portfolio of commercial real estate consisting primarily of high-quality, income-generating office properties located in the United States leased to creditworthy companies. As of March 31, 2015, Signature Office REIT owned 13 office properties consisting of 15 buildings and approximately 2.6 million square feet. As of March 31, 2015, these office properties were 97.5% leased.
From June 2010 through June 2013, Signature Office REIT raised equity proceeds through its initial public offering (the "Initial Offering") of 230.0 million shares of common stock, of which 30.0 million shares were offered through the Signature Office REIT Distribution Reinvestment Plan ("DRP"). Under the Initial Offering, shares of common stock in the primary offering were offered at a price of $25.00 per share, with discounts available to certain categories of purchasers, and DRP shares were offered at a price of $23.75 per share. Signature Office REIT terminated the primary portion of the Initial Offering on June 12, 2013. Signature Office REIT continued to raise equity proceeds through the DRP through March 2014, after which the DRP was terminated. Signature Office REIT raised aggregate net offering proceeds of approximately $460.3 million, including net offering proceeds from the DRP of approximately $29.5 million, substantially all of which were invested in real properties and related assets.

On November 21, 2014, Signature Office REIT entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Griffin Capital Essential Asset REIT, Inc. (“Griffin”) and Griffin SAS, LLC, a wholly owned subsidiary of Griffin (“Merger Sub”). Upon the terms and conditions set forth in the Merger Agreement, Signature Office REIT will merge with and into Merger Sub, with Merger Sub surviving the merger as a wholly owned subsidiary of Griffin (the “Merger”). Subject to the terms and conditions of the Merger Agreement, at the date and time the Merger becomes effective (the “Merger Effective Time”) each share of common stock of Signature Office REIT issued and outstanding immediately prior to the Merger Effective Time will be converted into 2.04 (the “Merger Exchange Ratio”) shares of common stock of Griffin (“Griffin Common Stock”). The consummation of the Merger is subject to certain customary closing conditions, including, among others, the approval of the Merger by Signature Office REIT's stockholders. In addition, the Merger Agreement may be terminated under certain circumstances by Griffin or Signature Office REIT. Signature Office REIT expects the Merger to close in the second quarter of 2015.
Signature Office REIT's stock is not listed on a national securities exchange. Should the Merger with Griffin not be consummated, Signature Office REIT will still be subject to its current charter requirement to execute a liquidity transaction by July 31, 2020. Signature Office REIT's charter requires that in the event that Signature Office REIT's stock is not listed on a national securities exchange by July 31, 2020, Signature Office REIT must either seek stockholder approval to extend or amend this listing deadline or seek stockholder approval to begin liquidating investments and distributing the resulting proceeds to the stockholders. If Signature Office REIT seeks stockholder approval to extend or amend this listing date and does not obtain it, Signature Office REIT would then be required to seek stockholder approval to liquidate. In this circumstance, if Signature Office REIT seeks and does not obtain approval to liquidate, Signature Office REIT would not be required to list or liquidate and could continue to operate indefinitely as an unlisted company.

2.	Summary of Significant Accounting Policies
Basis of Presentation and Principles of Consolidation
The consolidated financial statements of Signature Office REIT have been prepared in accordance with the rules and regulations of the SEC, including the instructions to Form 10-Q and Article 10 of Regulation S-X, and do not include all of the information and footnotes required by U.S. generally accepted accounting principles ("GAAP") for complete financial statements. In the opinion of management, the statements for these unaudited interim periods presented include all adjustments, which are of a normal and recurring nature, necessary for a fair and consistent presentation of the results for such periods. Results for these interim periods are not necessarily indicative of a full year's results.
Signature Office REIT owns a controlling financial interest in Signature Office OP and Signature Office Holdings and, accordingly, includes the accounts of these entities in its consolidated financial statements. The financial statements of Signature Office OP and Signature Office Holdings are prepared using accounting policies consistent with those used by Signature Office REIT. All intercompany balances and transactions have been eliminated in consolidation.
For further information, refer to the financial statements and footnotes included in Signature Office REIT's Annual Report on Form 10-K for the year ended December 31, 2014.

Recent Accounting Pronouncements
In January 2015, the Financial Accounting Standards Board (the "FASB") issued Accounting Standards Update 2015-01, Simplifying Income Statement Presentation by Eliminating the Concept of Extraordinary Items ("ASU 2015-01"). ASU 2015-01 eliminates the requirement for an entity to separately classify, present and disclose extraordinary events and transactions. Under ASU 2015-01, reporting entities will no longer be required to assess whether an underlying event or transaction is extraordinary; however, the presentation and disclosure guidance for items that are unusual in nature or occur infrequently will be retained and will be expanded to include items that are both unusual in nature and infrequently occurring. ASU 2015-01 will be effective for Signature Office REIT for the period beginning January 1, 2016. Signature Office REIT expects that the adoption of ASU 2015-01 will not have a material impact on its consolidated financial statements or disclosures.

In February 2015, the FASB issued Accounting Standards Update 2015-02, Amendments to the Consolidation Analysis ("ASU 2015-02"). ASU 2015-02 requires reevaluation of the consolidation of certain legal entities. Specifically, it (i) modifies the evaluation of whether limited partnerships and similar legal entities are variable interest entities (VIEs) or voting interest entities, (ii) eliminates the presumption that a general partner should consolidate a limited partnership, (iii) revises the consolidation analysis of reporting entities that are involved with VIEs, and (vi) provides a scope exception from consolidation guidance for certain investment funds. ASU 2015-02 will be effective for Signature Office REIT for the period beginning on January 1, 2016. Signature Office REIT is currently evaluating the impact that the adoption of ASU 2015-02 may have on its consolidated financial statements or disclosures.

In April 2015, the FASB issued Accounting Standards Update No. 2015-03, Simplifying the Presentation of Debt Issuance Costs ("ASU 2015-03"). ASU 2015-03 requires that debt issuance costs be presented in the balance sheet as a direct deduction from the carrying amount of debt liability, consistent with debt discounts or premiums. The recognition and measurement guidance for debt issuance costs would not be affected by the amendments in ASU 2015-03. ASU 2015-03 will be effective for Signature Office REIT for the period beginning on January 1, 2016. Signature Office REIT is currently evaluating the impact that the adoption of ASU 2015-03 may have on its consolidated financial statements or disclosures.

Fair Value Measurements
Signature Office REIT estimates the fair value of its assets and liabilities (where currently required under GAAP) consistent with the provisions of the accounting standard for fair value measurements and disclosures. Under this guidance, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. While various techniques and assumptions can be used to estimate fair value depending on the nature of the asset or liability, the accounting standard for fair value measurements and disclosures provides the following fair value technique parameters and hierarchy, depending upon availability:
Level 1 - Assets or liabilities valued based on quoted prices in active markets for identical assets or liabilities.
Level 2 - Assets or liabilities valued based on observable market data for similar instruments.
Level 3 - Assets or liabilities for which significant valuation assumptions are not readily observable in the market; instruments valued based on the best available data, some of which is internally developed, and considers risk premiums that a market participant would require.
Intangible Assets and Liabilities Arising from In-Place Leases where Signature Office REIT is the Lessor
As of March 31, 2015 and December 31, 2014, Signature Office REIT had the following gross intangible in-place lease assets and liabilities:

	As of March 31, 2015
	Intangible Lease Assets		Intangible Lease Origination Costs	Intangible Below-Market In-Place Lease Liabilities
	Above-Market In-Place Lease Assets	Absorption Period Costs
Gross	$11,892,399	$48,674,815	$24,604,494	$1,798,374
Accumulated Amortization	(6,518,067)	(20,423,755)	(9,143,644)	(926,417)
Net	$5,374,332	$28,251,060	$15,460,850	$871,957

	As of December 31, 2014
	Intangible Lease Assets		Intangible Lease Origination Costs	Intangible Below-Market In-Place Lease Liabilities
	Above-Market In-Place Lease Assets	Absorption Period Costs
Gross	$12,241,045	$49,673,864	$25,716,786	$1,798,374
Accumulated Amortization	(6,206,488)	(19,519,830)	(9,314,242)	(839,856)
Net	$6,034,557	$30,154,034	$16,402,544	$958,518

For the three months ended March 31, 2015 and 2014, Signature Office REIT recognized the following amortization of intangible lease assets and liabilities:

	Intangible Lease Assets		Intangible Lease Origination Costs	Intangible Below-Market In-Place Lease Liabilities
	Above-Market In-Place Lease Assets	Absorption Period Costs
For the three months ended March 31:
2015	$660,225	$1,902,974	$941,694	$86,561
2014	$585,166	$1,860,440	$874,644	$86,561

The remaining net intangible lease assets and liabilities as of March 31, 2015 will be amortized as follows:

	Intangible Lease Assets		Intangible Lease Origination Costs	Intangible Below-Market In-Place Lease Liabilities
	Above-Market In-Place Lease Assets	Absorption Period Costs
For the nine months ending December 31, 2015	$1,529,165	$5,166,834	$2,395,327	$257,197
For the year ending December 31:
2016	2,014,818	6,496,805	3,100,190	115,146
2017	1,013,296	5,123,929	2,656,050	115,146
2018	565,245	4,323,063	2,295,336	115,146
2019	251,808	2,695,163	1,588,231	99,059
2020	—	1,580,210	1,038,369	97,755
Thereafter	—	2,865,056	2,387,347	72,508
Total	$5,374,332	$28,251,060	$15,460,850	$871,957
Weighted-Average Amortization Period	3 years	5 years	6 years	5 years

Investments in Development Authority Bonds and Obligations Under Capital Leases

In connection with the acquisition of the 64 & 66 Perimeter Center Buildings, Signature Office REIT has assumed investments in development authority bonds and corresponding obligations under capital leases of land and buildings totaling $115.0 million. The local development authority issued bonds to a developer to finance the renovation of these buildings, which were then leased back to the developer under a capital lease. This structure enabled the developer to receive property tax abatements over the concurrent terms of the development authority bonds and capital leases. The remaining property tax abatement benefits transferred to Signature Office REIT upon assumption of the bonds and corresponding capital leases at acquisition. The development authority bonds and the obligations under the capital leases were both recorded at their net present values at the time of acquisition, which Signature Office REIT believes approximate fair value. The related amounts of interest income and expense are recognized as earned in equal amounts and, accordingly, do not impact net income.
Fair Value of Debt Instruments
Signature Office REIT applied the provisions of the accounting standard for fair value measurements and disclosures in estimations of fair value of its debt instruments based on Level 2 assumptions. The fair values of its debt instruments were based on discounted cash flow analysis using the current market borrowing rates for similar types of borrowing arrangements as of the measurement dates (see Note 3 for additional information). The discounted cash flow method of assessing fair value results in a general approximation of value, and such value may never actually be realized.
Interest Rate Swaps
Signature Office REIT has entered into an interest rate swap contract (see Note 4 for additional information), and may enter into future interest rate swap contracts, to hedge its exposure to changing interest rates on variable rate debt instruments. Signature Office REIT does not enter into derivative or interest rate transactions for speculative purposes; however, certain of its derivatives may not qualify for hedge accounting treatment. Signature Office REIT records the fair value of its interest rate swap either as prepaid expenses and other assets or as accounts payable and accrued expenses. Changes in the fair value of the effective portion of interest rate swaps that are designated as cash flow hedges are recorded as other comprehensive income (loss), while changes in the fair value of the ineffective portion of a hedge, if any, is recognized in earnings. Changes in the fair value of interest rate swaps that do not qualify for hedge accounting treatment, if any, are recorded as gain (loss) on interest rate swaps. Amounts received or paid under interest rate swap agreements are recorded as interest expense for contracts that qualify for hedge accounting treatment and as gain (loss) on interest rate swaps for contracts that do not qualify for hedge accounting treatment.

Signature Office REIT applied the provisions of the accounting standard for fair value measurements and disclosures in recording its interest rate swap at fair value. The fair value of the interest rate swap, classified under Level 2, was determined using a third-party proprietary model that is based on prevailing market data for contracts with matching durations, current and anticipated LIBOR information, and reasonable estimates about relevant future market conditions.
Income Taxes
Signature Office REIT has elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"), and has operated as such beginning with its taxable year ended December 31, 2010. To qualify as a REIT, Signature Office REIT must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of its REIT taxable income, as defined by the Code, to its stockholders. As a REIT, Signature Office REIT generally will not be subject to federal income tax on taxable income it distributes to stockholders. If Signature Office REIT fails to qualify as a REIT in any taxable year, it will then be subject to federal and state income taxes on its taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost unless the Internal Revenue Service ("IRS") grants Signature Office REIT relief under certain statutory provisions.
Signature Office REIT may perform certain additional, noncustomary services for tenants of its buildings through taxable REIT subsidiaries; however, any earnings related to such services are subject to federal and state income taxes. In addition, for Signature Office REIT to continue to qualify as a REIT, Signature Office REIT must limit its investments in taxable REIT subsidiaries to 25% of the value of the total assets of Signature Office REIT. On December 13, 2011, Signature Office OP formed Wells Core REIT TRS, LLC ("TRS"), a wholly owned subsidiary organized as a Delaware corporation. Through December 31, 2013, Signature Office REIT elected to treat TRS as a taxable REIT subsidiary. On December 9, 2013, Signature Office REIT elected to treat TRS as a disregarded entity, effective January 1, 2014.
Deferred tax assets and liabilities represent temporary differences between the financial reporting basis and the tax basis of assets and liabilities based on the enacted rates expected to be in effect when the temporary differences reverse. Deferred tax expense or benefits are recognized in the financial statements according to the changes in deferred tax assets or liabilities between years. Valuation allowances are established to reduce deferred tax assets when it becomes more likely than not that such assets, or portions thereof, will not be realized. No provision for federal income taxes has been made in the accompanying consolidated financial statements as Signature Office REIT has made distributions in excess of taxable income for the periods presented.
Signature Office REIT is subject to certain state and local taxes related to property operations in certain locations, which have been provided for in the accompanying consolidated financial statements. Signature Office REIT records interest and penalties related to uncertain tax positions as general and administrative expense in the accompanying consolidated statements of operations.
3.     Line of Credit and Notes Payable
As of March 31, 2015 and December 31, 2014, Signature Office REIT had the following indebtedness outstanding:

	Outstanding Balance as of
Facility	March 31, 2015	December 31, 2014
Signature Revolving Facility	$59,250,000	$56,000,000
Signature Term Loan	100,000,000	100,000,000
Total indebtedness	$159,250,000	$156,000,000
Signature Unsecured Debt Facility
Signature Office REIT is a party to an unsecured credit facility (the "Signature Unsecured Debt Facility") with a syndicate of banks led by Regions Bank ("Regions"), U.S. Bank National Association ("U.S. Bank"), and JPMorgan Chase Bank, N.A. ("JPMorgan"). Under the Signature Unsecured Debt Facility, Signature Office REIT may borrow up to a total of $300 million (the "Facility Amount"), subject to availability. The Facility Amount is comprised of a revolving credit facility in an amount up to $200 million (the "Signature Revolving Facility") and a term loan facility in an amount up to $100 million (the "Signature Term Loan"). The Signature Revolving Facility and the Signature Term Loan will be due and payable in full on September 26, 2015 and September 26, 2017, respectively. Signature Office REIT has the option to extend the Signature Revolving Facility for two periods of 12 months each subject to satisfaction of certain conditions, including (i) no existence of default, (ii) no material adverse effect has occurred in the financial condition of Signature Office REIT, (iii) compliance with covenants set forth in the Signature Unsecured Debt Facility, and (iv) payment of an extension fee equal to 0.25% of the amount committed under the Signature Revolving Facility. Signature Office REIT does not expect the results of operations to provide sufficient cash flow to pay off the Signature Revolving Facility. To the extent necessary, Signature Office REIT intends to either refinance the Signature Unsecured Debt Facility prior to the maturity of the Signature Revolving Facility in September 2015 or to exercise the first of two 12-month extension options available.
The Signature Unsecured Debt Facility contains certain restrictive covenants. As of March 31, 2015, Signature Office REIT believes it was in compliance with all financial covenants of its outstanding debt obligations and expects to remain in compliance with these, and all other, restrictive covenants of the Signature Unsecured Debt Facility. Although Signature Office REIT expects to comply with these covenants for the duration of the term of the Signature Unsecured Debt Facility, depending on its future operating performance and distribution payments, Signature Office REIT cannot assure such compliance. In the event that it projects future non-compliance with the restricted payments covenant, Signature Office REIT has the ability to remain in compliance by reducing future distribution payments.

Fair Value of Outstanding Debt
As of March 31, 2015 and December 31, 2014, the fair value of Signature Office REIT's total indebtedness approximated its carrying value. Signature Office REIT estimated the fair values of its debt instruments based on discounted cash flow analysis using the current incremental borrowing rates for similar types of borrowing arrangements obtained from multiple market participants as of the respective reporting dates. The discounted cash flow method of assessing fair value results in a general approximation of value, and such value may never actually be realized.

Weighted-Average Interest Rate and Interest Paid
As of March 31, 2015 and December 31, 2014, the weighted-average interest rate on Signature Office REIT's outstanding debt, after consideration of the interest rate swap, was approximately 2.20%. Signature Office REIT made the following interest payments on its borrowings:

	Three Months Ended
	March 31,
	2015	2014
Signature Revolving Facility	$397,606	$346,022
Signature Term Loan	445,667	458,372
Technology Way Loan	—	95,720
	$843,273	$900,114

No interest was capitalized during the three months ended March 31, 2015 and 2014.

4.     Interest Rate Swap

Signature Office REIT entered into an interest rate swap agreement with JPMorgan on September 26, 2012, to hedge its exposure to changing interest rates on $75.0 million of the Signature Term Loan (the "Interest Rate Swap"). The Interest Rate Swap was effective as of September 26, 2013 and matures on September 26, 2017. Under the terms of the Interest Rate Swap, Signature Office REIT pays interest at a fixed rate of 0.891% per annum and receives LIBOR-based interest payments from JPMorgan on a notional amount of $75.0 million. Beginning September 26, 2013, the

Interest Rate Swap effectively fixed the interest rate on $75.0 million of the Signature Term Loan at 0.891% plus a margin of 1.65% to 2.40%, based on Signature Office REIT's then current leverage ratio.
The following table provides additional information related to the Interest Rate Swap as of March 31, 2015 and December 31, 2014:

		Estimated Fair Value as of
Instrument Type	Balance Sheet Classification	March 31, 2015	December 31, 2014
Derivatives designated as hedging instruments:
Interest rate swap	(Accounts payable and accrued expenses) Prepaid expenses and other assets	$(117,532)	$348,436
During the three months ended March 31, 2015 and 2014, Signature Office REIT recorded the following amounts related to the Interest Rate Swap:

	Three months ended March 31,
	2015	2014
Market value adjustment to interest rate swap designated as a hedging instrument and included in other comprehensive income	$(465,968)	$(5,008)
Previously recorded loss reclassified from accumulated other comprehensive income into interest expense	$135,187	$136,248

Signature Office REIT estimates that approximately $337,000 will be reclassified from accumulated other comprehensive income to interest expense over the next 12 months. During the periods presented, there was no hedge ineffectiveness on the Interest Rate Swap required to be recognized in earnings, and there were no derivative instruments that did not qualify for hedge accounting treatment.

5.     Commitments and Contingencies
Obligations Under Capital Leases
The 64 & 66 Perimeter Center Buildings are subject to capital leases of land and buildings. Each of these obligations is completely offset by the principal balances and corresponding interest receivable from related investments in development authority bonds, which mature in 2027. The required payments under the terms of the leases are as follows as of March 31, 2015:

For the nine months ending December 31, 2015	$5,175,000
For the year ending December 31:
2016	6,900,000
2017	6,900,000
2018	6,900,000
2019	6,900,000
2020	6,900,000
Thereafter	158,125,000
197,800,000
Amounts representing interest	(82,800,000)
Total	$115,000,000

Commitments Under Existing Lease Agreements
Certain lease agreements include provisions that, at the option of the tenant, may obligate Signature Office REIT to expend capital to expand an existing property or provide other expenditures for the benefit of the tenant, including the following:

Building	Tenant	Tenant Allowance Obligations as of March 31, 2015(1)
Four Parkway North Building	Lundbeck	$2,235,020
Royal Ridge Building	NEC Corporation of America	$3,588,330
Duke Bridges II Building	Conifer Revenue Cycle Solutions	$3,777,000
(1) Represents tenant allowance obligations required by certain lease agreements that are not accrued as of March 31, 2015.
Litigation
From time to time, Signature Office REIT is party to legal proceedings that arise in the ordinary course of its business. Management makes assumptions and estimates concerning the likelihood and amount of any reasonably possible loss relating to these matters using the latest information available. Signature Office REIT records a liability for litigation if an unfavorable outcome is probable and the amount of loss or range of loss can be reasonably estimated. If an unfavorable outcome is probable and a reasonable estimate of the loss is a range, Signature Office REIT accrues the best estimate within the range. If no amount within the range is a better estimate than any other amount, Signature Office REIT accrues the minimum amount within the range. If an unfavorable outcome is probable but the amount of the loss cannot be reasonably estimated, Signature Office REIT discloses the nature of the litigation and indicates that an estimate of the loss or range of loss cannot be made. If an unfavorable outcome is reasonably possible and the estimated loss is material, Signature Office REIT discloses the nature and estimate of the possible loss of the litigation. Signature Office REIT does not disclose information with respect to litigation where an unfavorable outcome is considered to be remote. Signature Office REIT is not currently involved in any legal proceedings for which the outcome is expected to have a material effect on the results of operations or financial condition of Signature Office REIT. Signature Office REIT is not aware of any legal proceedings contemplated by governmental authorities.

Merger-Related Contingencies
The consummation of the Merger is subject to certain customary closing conditions, including, among others, the approval of the Merger by Signature Office REIT's stockholders. The Merger Agreement may be terminated under certain circumstances by Griffin or Signature Office REIT. Upon termination, if such termination occurs under certain specified circumstances, Signature Office REIT may be required to pay Griffin a termination fee of $20 million. The Merger Agreement also provides that one party may be required to reimburse the other party's transaction expenses, not to exceed $3 million, if the Merger Agreement is terminated under certain circumstances.
In connection with entering into the Merger Agreement with Griffin, the Compensation Committee and Signature Office REIT's board of directors unanimously approved, declared and granted awards under the Retention and Transaction Award Plan to eligible employees in an aggregate amount of $2.2 million. Upon the closing of the Merger, Signature Office REIT is obligated to fund these cash retention bonus payments; however, the consummation of the Merger is subject to certain customary closing conditions, including, among others, the approval of the Merger by Signature Office REIT's stockholders. In addition, upon the closing of the Merger, Signature Office REIT will be obligated to fund severance payments to eligible employees in accordance with the terms of respective employment agreements and Signature Office REIT's severance plan. Should the Merger with Griffin not be completed, Signature Office REIT will not be obligated to fund these cash retention bonus and severance payments.

6.     Supplemental Disclosures of Noncash Activities
Outlined below are significant noncash investing and financing transactions for the three months ended March 31, 2015 and 2014, respectively:

	Three Months Ended
	March 31,
	2015	2014
Market value adjustment to interest rate swap that qualifies for hedge accounting treatment	$(465,968)	$(5,008)
Accrued capital expenditures and deferred lease costs	$2,794,773	$158,362
Noncash contribution of real estate assets	$160,000	$—
Discounts applied to issuance of common stock under DRP	$—	$196,624
Decrease in redeemable common stock	$—	$(1,158,095)

7.     Related-Party Transactions
From its inception through December 31, 2013, Signature Office REIT operated as an externally advised REIT pursuant to an advisory agreement, under which Wells Core Office Income REIT Advisory Services, LLC (the "Advisor"), a subsidiary of Wells Real Estate Funds, Inc. ("WREF"), performed certain key functions on behalf of Signature Office REIT, including, among others, the investment of capital proceeds and management of day-to-day operations. The Advisor contracted with Wells Capital, Inc. ("Wells Capital") and Wells Management Company, Inc. ("Wells Management"), also wholly owned subsidiaries of WREF, to engage their employees to carry out, among others, the key functions enumerated above on behalf of Signature Office REIT. On December 31, 2013, Signature Office REIT terminated the advisory agreement and became a self-managed company on January 1, 2014. As a result, management of day-to-day operations is now performed by employees of Signature Office REIT.
Transition Services Agreement
On January 1, 2014, Signature Office REIT entered into the Transition Services Agreement (the "TSA") with WREF for the period from January 1, 2014 through June 30, 2014, pursuant to which WREF and its affiliates provided certain consulting, support and transitional services to Signature Office REIT at the direction of Signature Office REIT in order to facilitate its successful transition to self-management.

In exchange for the services provided by WREF under the TSA, Signature Office REIT paid WREF a monthly consulting fee of $51,267 (the "Consulting Fee"). In addition to the Consulting Fee, Signature Office REIT paid directly or reimbursed WREF for any third-party expenses paid or incurred by WREF and its affiliates on behalf of Signature Office REIT in connection with the services provided pursuant to the TSA; provided, however, that (i) WREF obtained written approval from Signature Office REIT prior to incurring any third-party expenses for the account of, or reimbursable by, Signature Office REIT and (ii) Signature Office REIT was not required to reimburse WREF for any administrative service expenses, including WREF's overhead, personnel costs and costs of goods used in the performance of services under the TSA. In addition, the TSA also provided that WREF provide Signature Office REIT a portion of the office space then used and occupied by WREF (the "Office Space") for the period from January 1, 2014 to June 30, 2014 in exchange for monthly rent of $4,552.
On June 30, 2014, Signature Office REIT entered into the first amendment to the TSA (the "TSA Amendment"), which extended the expiration date of the TSA as it related to certain transfer agent and client services functions from June 30, 2014 to September 30, 2014. Pursuant to the TSA Amendment, WREF and its affiliates continued to provide support for the transfer agent and client services functions through September 30, 2014 to Signature Office REIT in exchange for a monthly consulting fee of $6,500 (the "Amended Consulting Fee"). All other transitional services described in the TSA expired on June 30, 2014, in accordance with its terms. The TSA Amendment expired on September 30, 2014 in accordance with its terms.

Related-Party Costs
Pursuant to the terms of the agreements described above, Signature Office REIT incurred the following related-party costs for the three months ended March 31, 2015 and 2014:

	Three Months Ended
	March 31,
	2015	2014
Consulting fees	$—	$153,801
Rent expense	—	13,656
Total	$—	$167,457

8.     Subsequent Event
Declaration of Distributions
On May 5, 2015, Signature Office REIT’s board of directors declared a distribution to stockholders for the period commencing on March 14, 2015 and ending on the day immediately preceding the Merger Effective Time in a prorated amount based on its current annual distribution rate of $1.50 per share (a 6.0% annualized yield on a $25.00 original share price). In the event that the Merger Effective Time is earlier than June 16, 2015, the distribution to stockholders will be in an amount based on the number of days from and including March 14, 2015 through the day immediately preceding the Merger Effective Time. In the event that the Merger Effective Time is on or after June 16, 2015, the distribution to stockholders will be in an amount of $0.375 per share payable to stockholders of record as of June 15, 2015, plus an amount, if any, based on the number of days from and including June 16, 2015 through the day immediately preceding the Merger Effective Time. The payment date for such distributions will be the later of a day in June 2015 chosen by the officers of Signature Office REIT or a date as soon as reasonably practicable following the Merger Effective Time, taking into account the time required by Signature Office REIT’s transfer agent to determine stockholders of record as of the record dates for such distributions.